GE LIFE AND ANNUITY ASSURANCE COMPANY
GUARANTEED INCOME RIDER

This rider is added to the Policy. The rider provides a guaranteed income benefit. The benefit is a series of payments determined on the earlier of the Income Start Date or the Maturity Date with respect to payments you have made to the designated Investment Subdivision(s). Each series of monthly payments is referred to as a Segment. The guaranteed income benefit is comprised of one or more guaranteed income Segments (GIS). Each Segment has its own effective date, Income Start Date, Scheduled Transfer, Monthly Income plan and Guaranteed Annual Income Factor as shown on the Policy Data Pages. Any time a new Segment is added, a new set of Policy Data Pages will be sent to you. You may add additional Segments on any Policy monthly anniversary. For purposes of this rider and in order to add a Segment, the attained age for the Annuitant and any Contingent Annuitant must not exceed the age limit shown on the Policy Data Pages. We allow a maximum of [five] Segments. We reserve the right to allow additional Segments. You may not terminate this rider, except under the terms specified under the Termination of Rider provision.

All rider terms will have the same meaning as under the Policy, unless otherwise provided. Each Segment will operate as follows:

Adjustment Account - The account that is established when the Monthly Income is calculated on the Income Start Date.

Annual Income Amount - The amount equal to Annuity Units multiplied by Annuity Unit value on the Valuation Day each Annuity Year starts for any benefits calculated under this rider.

Annuity Year - A one-year period of time beginning on the Income Start Date or the annual anniversary of the Income Start Date.

GIS Investment Subdivision - The Investment Subdivision(s) indicated on the Policy Data Pages into which the Scheduled Transfers are made.

GIS Value - On any Valuation Day, the sum of the values in each GIS Investment Subdivision on the earlier of the Income Start Date and the Maturity Date.

Guaranteed Annual Income Factor - A factor used to calculate the annual Guaranteed Income Floor acquired with each Scheduled Transfer.

Guaranteed Income Floor - The guaranteed amount of Monthly Income as of the Income Start Date.

Income Start Date - The date stated on the Policy Data Pages on which Monthly Income from the GIS Investment Subdivision(s) is scheduled to commence, provided the Annuitant is living on that date. This date cannot be changed after issue. Any restriction as to when this date must occur will be shown on the Policy Data Pages.

Income Start Value - The GIS Value as of the Income Start Date.

Level Income Amount - The amount that would result from applying the Annual Income Amount to a 12-month, period certain, single payment immediate annuity made available to this rider. We will declare the interest rate at the start of each Annuity Year.

Form P5286 11/04                        1

Monthly Income - The amount added each month on a prorata basis to the Investment Options in which assets are then allocated, excluding the GIS Investment Subdivision(s), on and after the Income Start Date. The amount of the Monthly Income remains constant throughout an Annuity Year. This amount may increase or decrease from Annuity Year to Annuity Year. You have the option to have the Monthly Income paid to you.

Scheduled Transfer - The amount transferred into the GIS Investment Subdivision(s) from the Investment Options, excluding the GIS Investment Subdivision(s). This amount is shown on the Policy Data Pages. Once established, this amount may not be changed.

Segment - A series of monthly payments. Each Segment comprises the guaranteed income benefit.

Scheduled Transfers

The first Scheduled Transfer is made to the GIS Investment Subdivision(s) as of the effective date. Scheduled Transfers if due will continue to be made on each monthly anniversary of that date until the earlier of the Income Start Date or the Maturity Date. Scheduled Transfers may be made in advance of the monthly anniversaries on which they become due. If any month ends before the monthly anniversary or on a day that is not a Valuation Day, the next Valuation Day will be treated as the monthly anniversary for that month.

Only Scheduled Transfers can be made into the GIS Investment Subdivision(s). Purchase Payments may not be made directly to the GIS Investment Subdivision(s). Scheduled Transfers are made first to the GIS Investment Subdivision(s) of the Segment that has been in effect for the longest period of time.

Scheduled Transfers will first be made from the Investment Subdivisions, excluding the GIS Investment Subdivision(s), on a prorata basis. Transfers will be made from any Guarantee Account to the extent that the value in the Investment Subdivisions is insufficient to cover the Scheduled Transfer amount. Transfers from the Guarantee Account will be taken first from the amounts that have been in the Guarantee Account for the longest period of time.

There is a minimum Scheduled Transfer amount unless we agree otherwise. This minimum is shown on the Policy Data Pages. If amounts available for transfer on the date of the Scheduled Transfer are not enough to make the Scheduled Transfer, that Scheduled Transfer and any future Scheduled Transfers will not be made with respect to that Segment. Your Guaranteed Income Floor will be determined based upon Scheduled Transfers made to that date.

Partial Surrenders and Transfers

You may take a partial surrender or make transfers from the GIS Investment Subdivision(s) at any time prior to the earlier of the Income Start Date or the Maturity Date. Except for the annual Policy maintenance charge and any transfer charge (if applicable), any rider and Policy charges not taken as an asset based charge from the GIS Investment Subdivision(s) will be treated as partial surrenders for purposes of calculating the Guaranteed Income Floor and Scheduled Transfers made. Once you take a partial surrender or make a transfer from a Segment, you will not be permitted to make any additional Scheduled Transfers to that Segment. Your Guaranteed Income Floor will be adjusted to reflect the amount partially surrendered or transferred. After such partial surrender or transfer, the Scheduled Transfers made will equal (a) multiplied by (b) divided by (c), where: (a) is the Scheduled Transfers made prior to such partial surrender or transfer; (b) is the GIS Value after such partial surrender or transfer; and (c) is the GIS Value before such partial surrender or transfer.

Unless you instruct us otherwise, partial surrenders will first be deducted from your Investment Subdivisions, excluding the GIS Investment Subdivision(s). These deductions will be taken on a prorata basis. Then partial surrenders will be deducted from the amounts that have been in the Guarantee Account for the longest period of time. Finally, partial surrenders will be deducted from the GIS Investment Subdivision(s) of the Segments beginning with the Segment that has been in effect for the shortest period of time.

Transfers from the GIS Investment Subdivision(s) will be administered as described under the Policy.

Monthly Income

You may elect to receive Monthly Income under this rider or you may elect to transfer your GIS Value to another Investment Option under your Policy and receive Income Payments.

On the Income Start Date, we will begin your Monthly Income. The Income Start Value will be applied to the Monthly Income plan shown on the Policy Data Pages. The Monthly Income plan's value is received as payments over a specific period of time. As a result, there is no redeemable value in the GIS Investment Subdivision(s) once Monthly Income begins. The Monthly Income will be allocated on a prorata basis to the Investment Options in which assets are then allocated, excluding the GIS Investment Subdivision(s), unless you choose to have the Monthly Income paid directly to you. Monthly Income is calculated as of the first Valuation Day of each Annuity Year. If the first day of the Annuity Year does not begin on a Valuation Day, payments will be calculated on the next succeeding Valuation Day. Monthly Income will not vary from month to month during an Annuity Year.

Your Monthly Income plan is shown on the Policy Data Pages. If you have chosen a Joint Life and Survivor Income Plan, the plan will be based on the lives of the Annuitant and Contingent Annuitant, as shown on the Policy Data Pages. For purposes of this rider, the Contingent Annuitant cannot be changed. Also for purposes of this rider only, income rates are based on the Annuity 2000 Mortality Table, using an interest rate of [3.5%]. The following tables have annual income rates per $1,000 for a Life Income with 10 Year Period Certain Plan and a Joint Life and Survivor Income with 10 Year Period Certain Plan. Under the Life Income with 10 Year Period Certain plan, if the Annuitant lives longer than 10 years, Monthly Income will continue for his or her life. Under the Joint Life and Survivor Income with 10 Year Period Certain plan, if any Annuitants live longer than 10 years, Monthly Income will continue as long as any Annuitant is living.

               Life Income with 10 Year Period Certain Plan Table

  Annual income rates for each $1,000 of Income Start Value less any applicable premium tax.

                          Male Annuitant                                                  Female Annuitant
----------------------------------------------------------------  ----------------------------------------------------------------
Settlement  10 Years  Settlement  10 Years  Settlement  10 Years  Settlement  10 Years  Settlement  10 Years  Settlement  10 Years
   Age      Certain      Age      Certain       Age     Certain       Age     Certain      Age      Certain      Age      Certain
----------  --------  ----------  --------  ----------  --------  ----------  --------  ----------  --------  ----------  --------
    55        55.46       62        63.55       69        74.78       55        52.14       62        59.19       69        69.56
    56        56.45       63        64.96       70        76.63       56        52.99       63        60.44       70        71.38
    57        57.48       64        66.44       71        78.52       57        53.88       64        61.76       71        73.29
    58        58.57       65        67.98       72        80.46       58        54.83       65        63.15       72        75.28
    59        59.72       66        69.59       73        82.44       59        55.83       66        64.63       73        77.36
    60        60.93       67        71.26       74        84.45       60        56.89       67        66.18       74        79.51
    61        62.21       68        72.99       75        86.48       61        58.01       68        67.83       75        81.73

            Values for ages not shown will be furnished upon request.

      Joint Life and Survivor Income with 10 Year Period Certain Plan Table

Annual income rates for each $1,000 of Income Start Value less any applicable premium tax.

                                         Female Settlement Age
             Male     ----------------------------------------------------
          Settlement     55         60         65         70         75
             Age      --------  ----------  --------  ----------  --------
              55        47.94      49.80      51.50     52.92       54.00
              60        49.20      51.71      54.20     56.45       58.28
              65        50.21      53.39      56.79     60.16       63.14
              70        50.97      54.71      59.02     63.68       68.20
              75        51.48      55.65      60.73     66.64       72.90

            Values for ages not shown will be furnished upon request.

                             Maximum Age Adjustment

The settlement age(s) is the Annuitant(s)'s age last birthday on the date Monthly Income begins, minus an age adjustment from the table below. The actual age adjustment may be less than the numbers shown.

                    Year Payments Begin   Maximum Age
                      After   Prior To     Adjustment
                    --------  ---------   -----------
                      2000      2026           5
                      2025      2051          10
                      2050      -----         15

The initial Annual Income Amount under the applicable payment plan is calculated by (a) multiplied by (b), divided by (c), where:
(a) is the annual income rate per $1,000, for the Monthly Income plan shown on the Policy Data Pages, using the gender(s) and settlement age(s) of the Annuitant(s) as of the Income Start Date;
(b) is the Income Start Value less any applicable premium tax; and
(c) is $1,000.
The Guaranteed Income Floor is equal to (a) multiplied by (b), where:
(a) is the Scheduled Transfers made into the GIS Investment Subdivision(s), adjusted for partial surrenders and transfers; and
(b) is the Guaranteed Annual Income Factor shown on the Policy Data Pages divided by 12.

The initial Monthly Income is the greater of the Level Income Amount and the Guaranteed Income Floor.

The subsequent Annual Income Amounts under the applicable income plan are determined by means of Annuity Units. The amount of any subsequent Annual Income Amount may be greater or less than the initial amount. We guarantee that each subsequent Annual Income Amount will not be affected by variations in mortality experience from the mortality assumptions on which the first amount is based. The number of Annuity Units is determined by dividing the portion of the initial Annual Income Amount attributable to that Investment Subdivision by the Annuity Unit value for that Investment Subdivision as of the Income Start Date. The dollar amount of each subsequent Annual Income Amount is the sum of the amounts from each Investment Subdivision. The amount is determined by multiplying your number of Annuity Units in each Investment Subdivision by the Annuity Unit value for that Investment Subdivision as of the Valuation Day each Annuity Year starts.

An Adjustment Account is established on the Income Start Date. The value of the Adjustment Account will be the greater of (a) and (b), where:
(a) is zero; and
(b) is 12 multiplied by the Guaranteed Income Floor minus 12 multiplied by the initial Level Income Amount.

The actual Monthly Income in subsequent Annuity Years is the greater of (a) and
(b), where:
(a) is the subsequent Level Income Amount minus any value in the Adjustment Account as of the date the last Monthly Income was made divided by 12; and
(b) is the Guaranteed Income Floor.

For Monthly Income in subsequent Annuity Years, the value of the Adjustment Account will be the greater of (a) and (b), where:
(a) is zero; and
(b) is the value of the Adjustment Account as of the date that the last Monthly Income was made, plus 12 multiplied by the actual subsequent Monthly Income, minus 12 multiplied by the subsequent Level Income Amount.

On the Income Start Date, if any Monthly Income would be $100 or less, we reserve the right to reduce the frequency of transfers or payments to an interval that would result in each amount being at least $100. If the annual amount is less than $100, we will pay you the Income Start Value and the Segment will terminate on the Income Start Date.

On the Maturity Date, no further amount can be added to the GIS Investment Subdivision(s). On this date, Monthly Income will be included as part of Income Payments in accordance with your Income Payment plan selected under the Policy.

Rider Provisions

Death Provisions

The following provisions apply to any and all Segments with regard to the death of the Annuitant.

Special Distribution Rules when Death Occurs Before Income Start Date and Maturity Date

For a surviving spouse who is the Contingent Annuitant and Designated Beneficiary, the following will apply:
(1) Upon notification of death:
(a) the value of all Investment Subdivisions, excluding the value of the GIS Investment Subdivision(s), will be transferred to the Money Market Fund; and
(b) Scheduled Transfers if due will continue to be made.
(2) On receipt of proof of death and all required forms at our Home Office, but only if the surviving spouse elects to continue the Policy:
(a) the Death Benefit under the Policy will be allocated on a prorata basis to the Investment Options in which assets are then allocated;
(b) all current Segments will continue; and
(c) the surviving spouse may elect to fund new Segments on a Policy monthly anniversary, if then eligible.

For a surviving spouse, who is the Designated Beneficiary of any portion of the Policy and not the Contingent Annuitant, the following will apply;

(1) Upon notification of death:
(a) the value of all Investment Subdivisions, including the GIS Investment Subdivision(s), will be transferred to the Money Market Fund; and
(b) all existing Segments will terminate.
(2) On receipt of proof of death and all required forms at our Home Office, but only if the surviving spouse elects to continue the Policy:
(a) we will allocate the Death Benefit under the Policy on a prorata basis to the Investment Options in which assets are then allocated; and
(b) the surviving spouse may elect to fund new Segments on a Policy monthly anniversary, if then eligible.

Special Distribution Rules when Death Occurs on or After Income Start Date and Before Maturity Date

On the Income Start Date, the [Death Benefit] is reduced prorata by the same proportion that the Income Start Value is to the total Account Value.

If the Annuitant dies after the Income Start Date but before the Maturity Date, proceeds, in addition to proceeds paid under other provisions of the Policy, will be paid under this rider, unless the surviving spouse continues the Policy. The amount of additional proceeds will be the greater of (a) and (b), where:
(a) is the commuted value of the remaining period certain of the Guaranteed Income Floor; and
(b) is the commuted value of the remaining period certain of the Annual Income Amount.

Commuted values will be calculated at a rate not greater than 1% above the rate at which the payments and Annuity Units were calculated. We will calculate the commuted values on the date that we receive proof of death and all required forms at our Home Office.

For a surviving spouse who is the Contingent Annuitant and Designated Beneficiary, the following will apply:
(1) Upon notification of death:
(a) the value of all Investment Subdivisions, excluding the value of the GIS Investment Subdivision(s), will be transferred to the Money Market Fund; and
(b) Scheduled Transfers if due will continue to be made.
(2) On receipt of proof of death and all required forms at our Home Office, but only if the surviving spouse elects to continue the Policy:
(a) the Death Benefit will be allocated on a prorata basis to the Investment Options under the Policy in which assets are then allocated including any rider Segments that are before the Income Start Date;
(b) all current Segments will continue; and
(c) the surviving spouse may elect to fund new Segments on a Policy monthly anniversary, if then eligible.

For a surviving spouse, who is the Designated Beneficiary of any portion of the Policy and not the Contingent Annuitant, the following will apply;
(1) Upon notification of death:
(a) all value of the Investment Subdivisions will be transferred to the Money Market Fund; and
(b) all existing Segments not past the Income Start Date will terminate.

(2) On receipt of proof of death and all required forms at our Home Office, but only if the surviving spouse elects to continue the Policy:
(a) the Death Benefit will be allocated on a prorata basis to the Investment Options under the Policy in which assets are then allocated;
(b) any Segment past its Income Start Date will continue any remaining period certain payments; and
(c) the surviving spouse may elect to fund new Segments on a Policy monthly anniversary, if then eligible.

Rider Charge

There will be a daily asset charge made for this rider. This charge is added to the Policy's daily mortality and expense charge and applied against all amounts in the Investment Subdivisions. This charge is shown on the Policy Data Pages. There will be no further rider charge if you elect to receive Income Payments only in a form other than Monthly Income.

Other Charges

Any rider and Policy charges not taken on a daily basis, will first be deducted on a prorata basis from all Investment Subdivisions, excluding the GIS Investment Subdivision(s). If the assets in the Investment Subdivisions are insufficient to cover the charges, the remaining amount will be deducted from any Guarantee Account. Deductions from the Guarantee Account will be taken first from the amounts that have been in the Guarantee Account for the longest period of time. Finally, any remaining charges will be deducted from the GIS Investment Subdivision(s) of the Segments beginning with the Segment that has been in effect for the shortest period of time and that has not reached its Income Start Date. Except for the annual Policy maintenance charge and any transfer charge (if applicable), any rider and Policy charges not taken as an asset based charge from the GIS Investment Subdivision(s) will be treated as partial surrenders for purposes of calculating the Guaranteed Income Floor and Scheduled Transfers made.

When this Rider is Effective

The effective dates of this rider and each Segment are shown on the Policy Data Pages.

Termination of Rider

This rider will terminate on the Policy anniversary following the first date that there are no Segments, unless you are eligible to add a Segment on that date.

Change of Ownership

On the date that the Policy is assigned or sold, unless under an involuntary assignment effected by legal process, all amounts in the GIS Investment Subdivision(s) will be transferred to the Money Market Fund.

If you marry after the Policy Date, you may add your spouse as a Joint Owner and Contingent Annuitant or as a Contingent Annuitant only, subject to our approval.

General Provisions

For purposes of this rider:
.. A non-natural entity Owner must name an Annuitant and may name a Contingent Annuitant.
.. An individual Owner must also be the Annuitant. In the case of Joint Owners, one must be the Annuitant and the other the Contingent Annuitant.
.. If there is only one Owner, that Owner may name his or her spouse as a Contingent Annuitant.

For GE Life and Annuity Assurance Company,

Pamela S. Schutz
President

GE LIFE AND ANNUITY ASSURANCE COMPANY
GUARANTEED INCOME RIDER

This rider is added to the Policy. The rider provides a guaranteed income benefit. The benefit is a series of payments determined on the earlier of the Income Start Date or the Maturity Date with respect to payments you have made to the designated Investment Subdivision(s). Each series of monthly payments is referred to as a Segment. The guaranteed income benefit is comprised of one or more guaranteed income Segments (GIS). Each Segment has its own effective date, Income Start Date, Scheduled Transfer, Monthly Income plan and Guaranteed Annual Income Factor as shown on the Policy Data Pages. Any time a new Segment is added, a new set of Policy Data Pages will be sent to you. You may add additional Segments on any Policy monthly anniversary. For purposes of this rider and in order to add a Segment, the attained age for the Annuitant and any Contingent Annuitant must not exceed the age limit shown on the Policy Data Pages. We allow a maximum of [five] Segments. We reserve the right to allow additional Segments. You may not terminate this rider, except under the terms specified under the Termination of Rider provision.

All rider terms will have the same meaning as under the Policy, unless otherwise provided. Each Segment will operate as follows:

Adjustment Account - The account that is established when the Monthly Income is calculated on the Income Start Date.

Annual Income Amount - The amount equal to Annuity Units multiplied by Annuity Unit value on the Valuation Day each Annuity Year starts for any benefits calculated under this rider.

Annuity Year - A one-year period of time beginning on the Income Start Date or the annual anniversary of the Income Start Date.

GIS Investment Subdivision - The Investment Subdivision(s) indicated on the Policy Data Pages into which the Scheduled Transfers are made.

GIS Value - On any Valuation Day, the sum of the values in each GIS Investment Subdivision on the earlier of the Income Start Date and the Maturity Date.

Guaranteed Annual Income Factor - A factor used to calculate the annual Guaranteed Income Floor acquired with each Scheduled Transfer.

Guaranteed Income Floor - The guaranteed amount of Monthly Income as of the Income Start Date.

Income Start Date - The date stated on the Policy Data Pages on which Monthly Income from the GIS Investment Subdivision(s) is scheduled to commence, provided the Annuitant is living on that date. This date cannot be changed after issue. Any restriction as to when this date must occur will be shown on the Policy Data Pages.

Income Start Value - The GIS Value as of the Income Start Date.

Level Income Amount - The amount that would result from applying the Annual Income Amount to a 12-month, period certain, single payment immediate annuity made available to this rider. We will declare the interest rate at the start of each Annuity Year.

Form P5286U 11/04                       1

Monthly Income - The amount added each month on a prorata basis to the Investment Options in which assets are then allocated, excluding the GIS Investment Subdivision(s), on and after the Income Start Date. The amount of the Monthly Income remains constant throughout an Annuity Year. This amount may increase or decrease from Annuity Year to Annuity Year. You have the option to have the Monthly Income paid to you.

Scheduled Transfer - The amount transferred into the GIS Investment Subdivision(s) from the Investment Options, excluding the GIS Investment Subdivision(s). This amount is shown on the Policy Data Pages. Once established, this amount may not be changed.

Segment - A series of monthly payments. Each Segment comprises the guaranteed income benefit.

Scheduled Transfers

The first Scheduled Transfer is made to the GIS Investment Subdivision(s) as of the effective date. Scheduled Transfers if due will continue to be made on each monthly anniversary of that date until the earlier of the Income Start Date or the Maturity Date. Scheduled Transfers may be made in advance of the monthly anniversaries on which they become due. If any month ends before the monthly anniversary or on a day that is not a Valuation Day, the next Valuation Day will be treated as the monthly anniversary for that month.

Only Scheduled Transfers can be made into the GIS Investment Subdivision(s). Purchase Payments may not be made directly to the GIS Investment Subdivision(s). Scheduled Transfers are made first to the GIS Investment Subdivision(s) of the Segment that has been in effect for the longest period of time.

Scheduled Transfers will first be made from the Investment Subdivisions, excluding the GIS Investment Subdivision(s), on a prorata basis. Transfers will be made from any Guarantee Account to the extent that the value in the Investment Subdivisions is insufficient to cover the Scheduled Transfer amount. Transfers from the Guarantee Account will be taken first from the amounts that have been in the Guarantee Account for the longest period of time.

There is a minimum Scheduled Transfer amount unless we agree otherwise. This minimum is shown on the Policy Data Pages. If amounts available for transfer on the date of the Scheduled Transfer are not enough to make the Scheduled Transfer, that Scheduled Transfer and any future Scheduled Transfers will not be made with respect to that Segment. Your Guaranteed Income Floor will be determined based upon Scheduled Transfers made to that date.

Partial Surrenders and Transfers

You may take a partial surrender or make transfers from the GIS Investment Subdivision(s) at any time prior to the earlier of the Income Start Date or the Maturity Date. Except for the annual Policy maintenance charge and any transfer charge (if applicable), any rider and Policy charges not taken as an asset based charge from the GIS Investment Subdivision(s) will be treated as partial surrenders for purposes of calculating the Guaranteed Income Floor and Scheduled Transfers made. Once you take a partial surrender or make a transfer from a Segment, you will not be permitted to make any additional Scheduled Transfers to that Segment. Your Guaranteed Income Floor will be adjusted to reflect the amount partially surrendered or transferred. After such partial surrender or transfer, the Scheduled Transfers made will equal (a) multiplied by (b) divided by (c), where:
(a) is the Scheduled Transfers made prior to such partial surrender or transfer;
(b) is the GIS Value after such partial surrender or transfer; and
(c) is the GIS Value before such partial surrender or transfer.

Unless you instruct us otherwise, partial surrenders will first be deducted from your Investment Subdivisions, excluding the GIS Investment Subdivision(s). These deductions will be taken on a prorata basis. Then partial surrenders will be deducted from the amounts that have been in the Guarantee Account for the longest period of time. Finally, partial surrenders will be deducted from the GIS Investment Subdivision(s) of the Segments beginning with the Segment that has been in effect for the shortest period of time.

Transfers from the GIS Investment Subdivision(s) will be administered as described under the Policy.

Monthly Income

You may elect to receive Monthly Income under this rider or you may elect to transfer your GIS Value to another Investment Option under your Policy and receive Income Payments.

On the Income Start Date, we will begin your Monthly Income. The Income Start Value will be applied to the Monthly Income plan shown on the Policy Data Pages. The Monthly Income plan's value is received as payments over a specific period of time. As a result, there is no redeemable value in the GIS Investment Subdivision(s) once Monthly Income begins. The Monthly Income will be allocated on a prorata basis to the Investment Options in which assets are then allocated, excluding the GIS Investment Subdivision(s), unless you choose to have the Monthly Income paid directly to you. Monthly Income is calculated as of the first Valuation Day of each Annuity Year. If the first day of the Annuity Year does not begin on a Valuation Day, payments will be calculated on the next succeeding Valuation Day. Monthly Income will not vary from month to month during an Annuity Year.

Your Monthly Income plan is shown on the Policy Data Pages. If you have chosen a Joint Life and Survivor Income Plan, the plan will be based on the lives of the Annuitant and Contingent Annuitant, as shown on the Policy Data Pages. For purposes of this rider, the Contingent Annuitant cannot be changed. Also for purposes of this rider only, income rates are based on the Annuity 2000 Mortality Table, using an interest rate of [3.5%]. The following tables have annual income rates per $1,000 for a Life Income with 10 Year Period Certain Plan and a Joint Life and Survivor Income with 10 Year Period Certain Plan. Under the Life Income with 10 Year Period Certain plan, if the Annuitant lives longer than 10 years, Monthly Income will continue for his or her life. Under the Joint Life and Survivor Income with 10 Year Period Certain plan, if any Annuitants live longer than 10 years, Monthly Income will continue as long as any Annuitant is living.

               Life Income with 10 Year Period Certain Plan Table

 Annual income rates for each $1,000 of Income Start Value less any applicable premium tax.

                  10 Years             10 Years             10 Years
          Age*    Certain      Age*    Certain      Age*    Certain
          -----  ----------   -----   ----------   -----   ----------
           55       52.14       62       59.19       69       69.56
           56       52.99       63       60.44       70       71.38
           57       53.88       64       61.76       71       73.29
           58       54.83       65       63.15       72       75.28
           59       55.83       66       64.63       73       77.36
           60       56.89       67       66.18       74       79.51
           61       58.01       68       67.83       75       81.73

*Age means settlement age. Values for ages not shown will be furnished upon request.

     Joint Life and Survivor Income with 10 Year Period Certain Plan Table

 Annual income rates for each $1,000 of Income Start Value less any applicable premium tax.

                                       Settlement
                                          Age
                      --------------------------------------------
          Settlement    55        60       65       70       75
              Age     -------  -------  -------  --------  -------
              55       47.09    48.52    49.73     50.65    51.31
              60       48.52    50.62    52.54     54.14    55.33
              65       49.73    52.54    55.39     58.01    60.13
              70       50.65    54.14    58.01     61.96    65.53
              75       51.31    55.33    60.13     65.53    70.99

          Values for ages not shown will be furnished upon request.

                             Maximum Age Adjustment

The settlement age(s) is the Annuitant(s)'s age last birthday on the date Monthly Income begins, minus an age adjustment from the table below. The actual age adjustment may be less than the numbers shown.

                    Year Payments Begin   Maximum Age
                     After    Prior To    Adjustment
                    -------  ----------  ------------
                     2000       2026           5
                     2025       2051          10
                     2050       -----         15

The initial Annual Income Amount under the applicable payment plan is calculated by (a) multiplied by (b), divided by (c), where:
(a) is the annual income rate per $1,000, for the Monthly Income plan shown on the Policy Data Pages, using the settlement age(s) of the Annuitant(s) as of the Income Start Date;
(b) is the Income Start Value less any applicable premium tax; and
(c) is $1,000.

The Guaranteed Income Floor is equal to (a) multiplied by (b), where:
(a) is the Scheduled Transfers made into the GIS Investment Subdivision(s), adjusted for partial surrenders and transfers; and
(b) is the Guaranteed Annual Income Factor shown on the Policy Data Pages divided by 12.

The initial Monthly Income is the greater of the Level Income Amount and the Guaranteed Income Floor.

The subsequent Annual Income Amounts under the applicable income plan are determined by means of Annuity Units. The amount of any subsequent Annual Income Amount may be greater or less than the initial amount. We guarantee that each subsequent Annual Income Amount will not be affected by variations in mortality experience from the mortality assumptions on which the first amount is based. The number of Annuity Units is determined by dividing the portion of the initial Annual Income Amount attributable to that Investment Subdivision by the Annuity Unit value for that Investment Subdivision as of the Income Start Date. The dollar amount of each subsequent Annual Income Amount is the sum of the amounts from each Investment Subdivision. The amount is determined by multiplying your number of Annuity Units in each Investment Subdivision by the Annuity Unit value for that Investment Subdivision as of the Valuation Day each Annuity Year starts.

An Adjustment Account is established on the Income Start Date. The value of the Adjustment Account will be the greater of (a) and (b), where:
(a) is zero; and
(b) is 12 multiplied by the Guaranteed Income Floor minus 12 multiplied by the initial Level Income Amount.

The actual Monthly Income in subsequent Annuity Years is the greater of (a) and
(b), where:
(a) is the subsequent Level Income Amount minus any value in the Adjustment Account as of the date the last Monthly Income was made divided by 12; and
(b) is the Guaranteed Income Floor.

For Monthly Income in subsequent Annuity Years, the value of the Adjustment Account will be the greater of (a) and (b), where:
(a) is zero; and
(b) is the value of the Adjustment Account as of the date that the last Monthly Income was made, plus 12 multiplied by the actual subsequent Monthly Income, minus 12 multiplied by the subsequent Level Income Amount.

On the Income Start Date, if any Monthly Income would be $100 or less, we reserve the right to reduce the frequency of transfers or payments to an interval that would result in each amount being at least $100. If the annual amount is less than $100, we will pay you the Income Start Value and the Segment will terminate on the Income Start Date.

On the Maturity Date, no further amount can be added to the GIS Investment Subdivision(s). On this date, Monthly Income will be included as part of Income Payments in accordance with your Income Payment plan selected under the Policy.

Rider Provisions

Death Provisions

The following provisions apply to any and all Segments with regard to the death of the Annuitant.

Special Distribution Rules when Death Occurs Before Income Start Date and Maturity Date

For a surviving spouse who is the Contingent Annuitant and Designated Beneficiary, the following will apply:
(1) Upon notification of death:
(a) the value of all Investment Subdivisions, excluding the value of the GIS Investment Subdivision(s), will be transferred to the Money Market Fund; and
(b) Scheduled Transfers if due will continue to be made.
(2) On receipt of proof of death and all required forms at our Home Office, but only if the surviving spouse elects to continue the Policy:
(a) the Death Benefit under the Policy will be allocated on a prorata basis to the Investment Options in which assets are then allocated;
(b) all current Segments will continue; and
(c) the surviving spouse may elect to fund new Segments on a Policy monthly anniversary, if then eligible.

For a surviving spouse, who is the Designated Beneficiary of any portion of the Policy and not the Contingent Annuitant, the following will apply;
(1) Upon notification of death:
(a) the value of all Investment Subdivisions, including the GIS Investment Subdivision(s), will be transferred to the Money Market Fund; and
(b) all existing Segments will terminate.
(2) On receipt of proof of death and all required forms at our Home Office, but only if the surviving spouse elects to continue the Policy:
(a) we will allocate the Death Benefit under the Policy on a prorata basis to the Investment Options in which assets are then allocated; and
(b) the surviving spouse may elect to fund new Segments on a Policy monthly anniversary, if then eligible.

Special Distribution Rules when Death Occurs on or After Income Start Date and Before Maturity Date

On the Income Start Date, the [Death Benefit] is reduced prorata by the same proportion that the Income Start Value is to the total Account Value.

If the Annuitant dies after the Income Start Date but before the Maturity Date, proceeds, in addition to proceeds paid under other provisions of the Policy, will be paid under this rider, unless the surviving spouse continues the Policy. The amount of additional proceeds will be the greater of (a) and (b), where:
(a) is the commuted value of the remaining period certain of the Guaranteed Income Floor; and
(b) is the commuted value of the remaining period certain of the Annual Income Amount.

Commuted values will be calculated at a rate not greater than 1% above the rate at which the payments and Annuity Units were calculated. We will calculate the commuted values on the date that we receive proof of death and all required forms at our Home Office.

For a surviving spouse who is the Contingent Annuitant and Designated Beneficiary, the following will apply: (1) Upon notification of death:
(a) the value of all Investment Subdivisions, excluding the value of the GIS Investment Subdivision(s), will be transferred to the Money Market Fund; and
(b) Scheduled Transfers if due will continue to be made.
(2) On receipt of proof of death and all required forms at our Home Office, but only if the surviving spouse elects to continue the Policy:
(a) the Death Benefit will be allocated on a prorata basis to the Investment Options under the Policy in which assets are then allocated including any rider Segments that are before the Income Start Date;
(b) all current Segments will continue; and
(c) the surviving spouse may elect to fund new Segments on a Policy monthly anniversary, if then eligible.

For a surviving spouse, who is the Designated Beneficiary of any portion of the Policy and not the Contingent Annuitant, the following will apply; (1) Upon notification of death:
(a) all value of the Investment Subdivisions will be transferred to the Money Market Fund; and
(b) all existing Segments not past the Income Start Date will terminate.

(2) On receipt of proof of death and all required forms at our Home Office, but only if the surviving spouse elects to continue the Policy:
(a) the Death Benefit will be allocated on a prorata basis to the Investment Options under the Policy in which assets are then allocated;
(b) any Segment past its Income Start Date will continue any remaining period certain payments; and
(c) the surviving spouse may elect to fund new Segments on a Policy monthly anniversary, if then eligible.

Rider Charge

There will be a daily asset charge made for this rider. This charge is added to the Policy's daily mortality and expense charge and applied against all amounts in the Investment Subdivisions. This charge is shown on the Policy Data Pages. There will be no further rider charge if you elect to receive Income Payments only in a form other than Monthly Income.

Other Charges

Any rider and Policy charges not taken on a daily basis, will first be deducted on a prorata basis from all Investment Subdivisions, excluding the GIS Investment Subdivision(s). If the assets in the Investment Subdivisions are insufficient to cover the charges, the remaining amount will be deducted from any Guarantee Account. Deductions from the Guarantee Account will be taken first from the amounts that have been in the Guarantee Account for the longest period of time. Finally, any remaining charges will be deducted from the GIS Investment Subdivision(s) of the Segments beginning with the Segment that has been in effect for the shortest period of time and that has not reached its Income Start Date. Except for the annual Policy maintenance charge and any transfer charge (if applicable), any rider and Policy charges not taken as an asset based charge from the GIS Investment Subdivision(s) will be treated as partial surrenders for purposes of calculating the Guaranteed Income Floor and Scheduled Transfers made.

When this Rider is Effective

The effective dates of this rider and each Segment are shown on the Policy Data Pages.

Termination of Rider

This rider will terminate on the Policy anniversary following the first date that there are no Segments, unless you are eligible to add a Segment on that date.

Change of Ownership

On the date that the Policy is assigned or sold, unless under an involuntary assignment effected by legal process, all amounts in the GIS Investment Subdivision(s) will be transferred to the Money Market Fund.

If you marry after the Policy Date, you may add your spouse as a Joint Owner and Contingent Annuitant or as a Contingent Annuitant only, subject to our approval.

General Provisions

For purposes of this rider:

.. A non-natural entity Owner must name an Annuitant and may name a Contingent Annuitant.
.. An individual Owner must also be the Annuitant. In the case of Joint Owners, one must be the Annuitant and the other the Contingent Annuitant.
.. If there is only one Owner, that Owner may name his or her spouse as a Contingent Annuitant.

For GE Life and Annuity Assurance Company,

Pamela S. Schutz
President

                                        8